Exhibit 10.3 to 2001 10-K


                             CONVERGYS CORPORATION


                     EXECUTIVE DEFERRED COMPENSATION PLAN

     (As amended effective October 29, 2001, except as otherwise provided)

                               TABLE OF CONTENTS

SECTION 1   NAME AND PURPOSE OF PLAN.......................................   1

SECTION 2   GENERAL DEFINITIONS; GENDER AND NUMBER.........................   1

SECTION 3   DEFERRALS; COMPANY MATCH.......................................   2

SECTION 4   MAINTENANCE AND VALUATION OF ACCOUNTS..........................   5

SECTION 5   DISTRIBUTION...................................................   7

SECTION 6   ADMINISTRATION OF THE PLAN.....................................  10

SECTION 7   FUNDING OBLIGATION.............................................  11

SECTION 8   AMENDMENT AND TERMINATION......................................  11

SECTION 9   NON-ALIENATION OF BENEFITS.....................................  12

SECTION 10  MISCELLANEOUS..................................................  12

                             CONVERGYS CORPORATION

                     EXECUTIVE DEFERRED COMPENSATION PLAN



                                   SECTION 1
                                   ---------

                           NAME AND PURPOSE OF PLAN
                           ------------------------

         1.1 NAME. The plan set forth herein shall be known as the Convergys Corporation Executive Deferred Compensation Plan (the "Plan").

         1.2 PURPORSE. The purpose of the Plan is to provide deferred compensation for a select group of officers and highly compensated employees of Convergys Corporation ("Convergys") and its affiliates.

         1.3 EFFECTIVE DATE. The Plan shall be effective on January 1, 1999 (the "Effective Date").

         1.4 PREDECESSOR PLANS. The Plan is intended to amend and supersede the MATRIXX Marketing Inc. Executive Deferred Compensation Plan (the "MATRIXX Plan") as of the Effective Date. The Plan also is intended to assume and discharge all of the obligations of Cincinnati Bell Inc. ("CBI") and its affiliates under CBI's Executive Deferred Compensation Plan (the "CBI Plan") with respect to those employees of Convergys and its affiliates who were participating in the CBI Plan immediately prior to the Effective Date.


                                   SECTION 2
                                   ---------

                    GENERAL DEFINITIONS; GENDER AND NUMBER
                    --------------------------------------

         2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

               2.1.1 "Accounts" means, collectively, all outstanding Cash Deferral Accounts, Restricted Stock Accounts and Company Matching Accounts maintained for a Key Employee.

               2.1.2 "Beneficiary" means the person or entity designated by a Key Employee, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Key Employee's death. If a Key Employee fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse or, if none, his estate.

               2.1.3 "Convergys Shares" means common shares of Convergys Corporation.

               2.1.4 "Convergys Entity" means Convergys and each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code, as modified by section 415(h) of the Code) which includes Convergys.

               2.1.5 "Code" means the Internal Revenue Code of 1986 as such Code now exists or is hereafter amended.

               2.1.6  "Committee" means Convergys Employee Benefits Committee.

               2.1.7 "Employee" means any person who is an employee of a Convergys Entity.

               2.1.8 "Key Employee" means, with respect to any calendar year, an Employee who has been designated by the Committee as a "Key Employee" for such calendar year.

         2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.


                                   SECTION 3
                                   ---------

                           DEFERRALS; COMPANY MATCH
                           ------------------------

         3.1   ELECTION OF DEFERRALS.

               3.1.1 Subject to such rules as the Committee may prescribe, a Key Employee may elect prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee) to defer up to 75% of his Basic Salary for any calendar year in accordance with procedures established by the Committee. Notwithstanding the foregoing, if an Employee first becomes a Key Employee after the first day of a calendar year, such Key Employee may elect within 30 days of the date on which he first becomes a Key Employee to defer a permissible percentage of his Basic Salary for the remainder of the calendar year in accordance with procedures prescribed by the Committee. Any election under the preceding sentence shall be effective as of the first payroll period beginning after the date the election is filed. For purposes of the Plan, "Basic Salary" means the basic salary, pay in lieu of paid time off, short term disability pay, sales incentive payments and bonuses, overtime pay, hiring bonuses and retention bonuses payable to a Key Employee by a Convergys Entity, but not including spot bonuses, patent bonuses, referral bonuses, severance pay, relocation pay, imputed income, long term incentive payments and other special forms of pay.

               3.1.2 Subject to such rules as the Committee may prescribe, a Key Employee may elect prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee) to defer up to 100% (subject to applicable withholding) or a specific dollar amount (not less than $1,000) of any Annual Cash Incentive Award otherwise payable during the calendar year pursuant to procedures established by the Committee. For purposes of the Plan, "Annual Cash Incentive Award" means the annual incentive award or bonus payable in cash to a Key Employee by a Convergys Entity.

               3.1.3 Subject to such rules as the Committee may prescribe, a Key Employee who has received a Restricted Stock Award may elect to surrender any of the restricted Convergys Shares as of any date permitted by the Committee (not later than six months prior to the date on which the restrictions otherwise applicable to such shares would lapse). For purposes of the Plan, "Restricted Stock Award" means an award of Convergys Shares under the Convergys 1998 Long Term Incentive Plan (the "1998 LTIP") which is in the form of restricted stock.

         3.2 CHANGING DEFERRALS. Subject to such rules as the Committee may prescribe, a Key Employee who has elected to defer a portion of his Basic Salary or Annual Cash Incentive Awards may change the amount of his deferral from one permissible amount to another, effective as of any January 1, provided such change is made prior to such January 1 (or such earlier date as may be prescribed by the Committee).

         3.3   SUSPENDING DEFERRALS.

               3.3.1 Subject to such rules as the Committee may prescribe, a Key Employee who has elected to defer a portion of his Basic Salary may suspend such election, as of the first day of any payroll period, provided such election is made prior to the first day of such payroll period. A Key Employee who has suspended his election for deferrals in accordance with this Section 3.3.1 may again elect to defer a portion of his Basic Salary, effective as of any January 1 following the six month period beginning on the effective date of the suspension, provided such election is made prior to such January 1 (or such earlier date as may be prescribed by the Committee).

               3.3.2 A Key Employee's election to defer a portion of an Annual Cash Incentive Award or to surrender any portion of a Restricted Stock Award may not be revoked during the calendar year.

         3.4   COMPANY MATCH.

               3.4.1 Effective January 1, 2002, as of each day on which Basic Salary or Annual Cash Incentive Award deferrals are credited, under Section 4.1, to the Cash

Deferral Account of a Key Employee ("Deferral Date"), there shall also be credited to such Key Employee's Company Matching Account under Section 4.3, an amount equal to the lesser of (a) the result obtained (not less than zero) by subtracting the Maximum 401(m) Match from 4% of the Key Employee's Total Compensation or (b) 100% of the first 3% of Basic Salary and Annual Cash Incentive Awards deferred by the Key Employee and 50% of the next 2% of Basic Salary and Annual Cash Incentive Awards deferred by the Key Employee on the Deferral Date. For purposes of the preceding sentence, "Total Compensation" means the total Basic Salary and Annual Cash Incentive Awards paid to the Key Employee on a Deferral Date or which would have been paid to the Key Employee on the Deferral Date if he had not participated in a 401(k) plan or cafeteria plan and "Maximum 401(m) Match" means the maximum Convergys Entity match which would have been made for the Key Employee on the Deferral Date under the Convergys Corporation Retirement and Savings Plan (the "RSP") if the Key Employee had elected to contribute 5% of his non-deferred compensation to the RSP on a pre-tax basis (not in excess of the applicable dollar limitation). For purposes of this Section 3.4.1 only, the terms "Basic Salary" and "Annual Cash Incentive Award" shall not include an award payable under the 1998 LTIP or any other long term incentive plan or any type of compensation (other than compensation in excess of the applicable dollar limitation) which is excluded from the definition of the term "Covered Compensation" under the RSP. Notwithstanding any other provision of the Plan to the contrary, with respect to a Key Employee hired on or after January 1, 2002, no amounts shall be credited under this
Section 3.4.1 with respect to Basic Salary or Annual Cash Incentive Award deferrals credited to the Key Employee's Cash Deferral Account prior to the date on which he has complete one year of Eligibility Service (as defined in the RSP).

               3.4.2 As of any day on which the value of a Restricted Stock Award which a Key Employee has elected to surrender is credited, under Section 4.2, to the Restricted Stock Account of such Key Employee, there shall also be credited to such Key Employee's Company Matching Account under Section 4.3, an amount equal to 4% of the value of the Restricted Stock Award credited to his Restricted Stock Account.

         3.5   DEFERRALS OF SAVINGS PLAN DISTRIBUTIONS.

               3.5.1 Subject to such rules as the Committee may prescribe, a Key Employee who has received a Required 401(k) Distribution may elect to defer from his Basic Salary a dollar amount not greater than the dollar amount of the Required 401(k) Distribution. Such deferral shall be made with respect to the Basic Salary paid (1) after the Required 401(k) Distribution has been paid, (2) prior to the date the services to which such Basic Salary relates have been performed and (3) during the year in which the Required 401(k) Distribution is paid. Such deferrals shall be credited to the Key Employee's Cash Deferral Account. For purposes of this Section 3.5, "Required 401(k) Distribution" means a distribution of employee contributions and earnings from the RSP made to satisfy the limitations contained in section 401(k) of the Code.

               3.5.2 Subject to such rules as the Committee may prescribe, a Key Employee who has received a Required 401(m) Distribution may elect to defer from his Basic Salary a dollar amount not greater than the dollar amount of the Required 401(m) Distribution. Such deferral shall be made with respect to the Basic Salary paid (1) after the Required 401(m) Distribution has been paid, (2) prior to the date the services to which such Basic Salary relates have been performed and (3) during the year in which the Required 401(k) Distribution is paid. Such deferral shall be credited to the Key Employee's Cash Deferral Account. For purposes of this Section 3.5, "Required 401(m) Distribution" means a distribution of company matching contributions and earnings from the RSP made to satisfy the limitations under section 401(m) of the Code.

               3.5.3 In the case of a Key Employee who has received a Required 401(k) Distribution and who has incurred a Required 401(m) Forfeiture by reason of such Required 401(k) Required Distribution, if a deferral of the Required 401(k) Distribution amount is made under Section 3.5.1, there also shall be credited to such Key Employee's Company Matching Account, an amount equal to the amount of the Required 401(m) Forfeiture associated with that Required 401(k) Distribution. For purposes of this Section 3.5, "Required 401(m) Forfeiture" means a forfeiture of company matching contributions and earnings under the RSP by reason of a Required 401(k) Distribution.


                                   SECTION 4
                                   ---------

                     MAINTENANCE AND VALUATION OF ACCOUNTS
                     -------------------------------------

         4.1 CASH DEFERRAL ACCOUNTS. There shall be established for each Key Employee who has elected to defer a portion of his Basic Salary or Annual Cash Incentive Award under Section 3.1.1, 3.1.2, 3.5.1 or 3.5.2 a separate Account, called a Cash Deferral Account, which shall reflect the amounts deferred by the Key Employee and the assumed investment thereof. Subject to such rules as the Committee may prescribe, any amount deferred by a Key Employee under Section 3.1.1, 3.1.2, 3.5.1 or 3.5.2 shall be credited to the Key Employee's Cash Deferral Account as of the day on which such deferred amount would have otherwise been paid to the Key Employee and shall be assumed to have been invested as designated by the Key Employee among the investments available under the Plan.

         4.2 RESTRICTED STOCK ACCOUNTS. There shall be established for each Key Employee who has elected to surrender all or a portion of a Restricted Stock Award under Section 3.1.3 a separate Account, called a Restricted Stock Account, which shall reflect the value of the Convergys Shares surrendered by the Key Employee under Section 3.1.3 and the assumed investment thereof. Subject to such rules as the Committee may prescribe, an amount equal to the value of the Convergys Shares surrendered by the Key Employee under Section 3.1.3 shall be credited to the Key Employee's Restricted Stock Account as of the day on which the Convergys Shares are surrendered to Convergys. Amounts credited to the Key Employee's Restricted Stock Account on or after October

29, 2001 shall be assumed to be invested in Convergys Shares at all times. Amounts credited to the Key Employee's Restricted Stock Account prior to October 29, 2001 shall be assumed to have been invested exclusively in Convergys Shares until six months after the Applicable Lapse Date for the surrendered Convergys Shares. Thereafter, such amounts shall be assumed to have been invested as designated by the Key Employee among the investments available under the Plan. For purposes of the Plan, "Applicable Lapse Date" means, with respect to any Restricted Stock Award, the date on which the restrictions would have lapsed if the restricted Convergys Shares had not been surrendered.

         4.3 COMPANY MATCHING ACCOUNTS. There shall be established for each Key Employee who is entitled to a match under Section 3.4.1, 3.4.2 or 3.5.3 a separate Account called a Company Matching Account, which shall reflect the match to be credited on behalf of the Key Employee under Section 3.4.1, 3.4.2 and 3.5.3 and the assumed investment thereof. The amount of the match shall be credited to the Key Employee's Company Matching Account as of the day on which the deferred Basic Salary or Annual Cash Incentive Award to which the match relates would have otherwise been paid to the Key Employee or, in the case of a match credited pursuant to Section 3.4.2, as of the date on which the Key Employee elected to surrender the Restricted Stock Award pursuant to Section
3.1.3. Amounts credited to the Key Employee's Company Matching Account shall be assumed to have been invested as designated by the Key Employee, pursuant to rules prescribed by the Committee, among the investments available under the Plan.

         4.4 VALUATION. As soon as practical following the end of each calendar year, and as of such other date as the Committee may prescribe, each Key Employee or, in the event of his death, his Beneficiary, shall be furnished a statement as of December 31 showing the balance of the Key Employee's Accounts, the total credits to such Accounts during the preceding calendar year, and, if amounts credited to any such Accounts are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts credited to such Accounts.

         4.5 PREDECESSOR PLAN ACCOUNTS. In the case of a Key Employee who had one or more accounts under the MATRIXX Plan or the CBI Plan (the "Predecessor Plans") immediately prior to the Effective Date, the balance credited to each such Account shall be transferred to the corresponding Account (Cash Deferral, Restricted Stock or Company Matching) in this Plan as of the Effective Date. From and after such transfer, the Key Employee shall cease to have any further rights under any Predecessor Plan. To the extent that a Predecessor Plan Account was assumed to have been invested in common shares of CBI ("CBI Shares") immediately prior to the Effective Date, the Key Employee's Accounts in this Plan shall be credited with one Convergys Share and one CBI Share (adjusted in value to reflect the Convergys Shares distributed to CBI's shareholders on the Effective Date) for each CBI Share credited to his Predecessor Plan Accounts immediately prior to the Effective Date and in the case of

CBI Shares credited to a Restricted Stock Account under this Plan, references to "Convergys Shares" in Sections 4.2 and 5.2.4 shall include such CBI Shares.

         4.6 CONVERGYS SHARES. To the extent Key Employee's Accounts are assumed to have been invested in Convergys Shares:

               4.6.1. Whenever any cash dividends are paid with respect to Convergys Shares, additional amounts shall be credited to the Key Employee's Accounts as of the dividend payment date. The additional amount to be credited to each account shall be determined by multiplying the per share cash dividend paid with respect to the Convergys Shares on the dividend payment date by the number of assumed Convergys Shares credited to the Key Employee's Accounts on the day preceding the dividend payment date. Such additional amount credited to the Key Employee's Account shall be assumed to have been invested in additional Convergys Shares on the day on which such dividends are paid.

               4.6.2. If there is any change in Convergys Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to have been purchased for each Account shall be appropriately adjusted.

               4.6.3 Whenever Convergys Shares are to be valued for purposes of the Plan, the value of each such share shall be the closing price of the shares as reported on the New York Stock Exchange on the business day preceding the date as of which the valuation is performed or, if no sales were made on that date, on the next preceding day on which sales were made.


                                   SECTION 5
                                   ---------

                                 DISTRIBUTION
                                 ------------

         5.1 GENERAL. Except as otherwise provided in Section 5.5, no amount shall be paid with respect to a Key Employee's Accounts while he remains an Employee. Unless the Committee otherwise provides, all payments with respect to a Key Employee's Accounts shall be made by the Convergys Entity which otherwise would have paid the Basic Salary, Annual Cash Incentive Award or Restricted Stock Award deferred by the Key Employee.

         5.2 TERMINATION OF EMPLOYMENT. A Key Employee may elect to receive the amounts credited to his Accounts in up to ten annual installment payments or 120 monthly installment payments, commencing not earlier than the first business day of the month following the date he ceases to be an Employee and not later than the first business day of March of the calendar year following the calendar year in which he ceases to be an Employee. If a Key Employee fails to make such election, the amounts credited to the Key Employee's Account shall be paid to the Key Employee in two annual installments with the first installment being made on the first business day of March of the calendar year following the calendar year in which the Key Employee ceases to be an Employee.

               5.2.1.  The amount of each annual installment payable under this
Section 5.2 (or, in the case of monthly installments, the sum of the 12 installments paid during each 12 month period) shall be, at the election of the Key Employee, either (1) a specific dollar amount specified by the Key Employee (not less than $50,000), or (2) a fraction of the amounts credited to the Key Employee's Accounts as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on the subject installment payment date). If a Key Employee elects (2) above and the amount of any annual installment (or, in the case of monthly installments, the sum of the 12 installments paid during each 12 month period) is less than $50,000, it shall be increased to $50,000, as the case may be; provided that if the remaining amount credited to the Accounts on any annual installment date is less than $50,000, the payment shall be the amount necessary to reduce the amount credited to the Account to $0.

               5.2.2. Any election under this Section 5.2 must be made within the time prescribed by the Committee but in no event later than six months prior to the effective date of the Key Employee's termination. Distributions made under this Section 5.2 shall be subject to the rules and procedures prescribed by the Committee. The Committee, in its discretion and subject to such rules as it may prescribe, may allow a Key Employee to elect another form of payment not otherwise described in this Section 5.2.

               5.2.3. In its discretion, the Committee may condition the right to receive payments with respect to a portion or all of a Key Employee's Company Matching Account on the Key Employee's completing a minimum period of service prior to the date on which he ceases to be an Employee. To the extent that a Key Employee has not satisfied any applicable service requirements prior to the date on which he ceases to be an Employee (other than by reason of his death), he shall not be entitled to receive payment with respect to his Company Matching Account.

               5.2.4 In the case of a Restricted Stock Account and that portion of the Company Matching Account attributable to match credited pursuant to Section 3.4.2, such amounts credited to such Accounts shall be subject to forfeiture at the same time and to the same extent that the Convergys Shares surrendered would have been if such Convergys Shares had not been surrendered. The provisions of this Section 5.2.4 shall not apply to amounts credited to the Restricted Stock Account under Section 4.6.1 or 4.6.2.

         5.3 DEATH. Except as provided in Section 5.2.4, if a Key Employee ceases to be an Employee by reason of his death, or if a Key Employee dies after ceasing to be an Employee but before the amounts credited to his Accounts have been paid, the amounts credited to the Key Employee's Accounts shall be paid to the Key Employee's Beneficiary in one lump sum as of the first business day of the third calendar quarter following the calendar quarter in which the Key Employee's death occurs; provided, however, that if the Key Employee has elected to have his Accounts distributed in installments and if he dies after distribution has commenced, the remaining installments shall be paid to the Beneficiary as they become due.

         5.4 DISTRIBUTIONS DURING EMPLOYMENT. Subject to such rules and restrictions as the Committee may prescribe, a Key Employee may elect to receive a distribution of up to the entire balance in his Cash Deferral Account or Restricted Stock Account (to the extent that the Restricted Stock Account is not subject to forfeiture). Any such election must be made both prior to the first day of the calendar year in which the distribution is to be made and at least six months prior to the effective date of the distribution. A Key Employee who elects to receive a distribution under this Section 5.4 shall not be permitted to make deferrals under Section 3.1 during the year in which the distribution occurs. Notwithstanding any other provision of the Plan to the contrary, if a Key Employee's compensation is subject to the limitations described in Code
Section 162(m), the Compensation Committee may limit the amount a Key Employee may elect to receive (under the terms of this Section 5.4) from that portion of his Restricted Stock Account attributable to amounts credited to such account on or after October 29, 2001.

         5.5 FORM OF PAYMENT. Payments of that portion of a Key Employee's Restricted Stock Account that is attributable to amounts credited to such account on or after October 29, 2001 shall be paid in the form of Convergys Shares. All other payments under the Plan shall be made in cash.

         5.6 CHANGE IN CONTROL. In the event of a Change in Control on or after January 1, 2001, the provisions of this Section 5.6 will supersede any conflicting provisions of the Plan.

               5.6.1 In the event of a Change in Control, the full present value of all amounts credited to Key Employee's Accounts under the Plan as of the Change in Control, whether or not vested, shall be fully funded to the Convergys Corporation Grantor Trust (the "Trust"), in cash or other property acceptable to the trustee, within five business days of such Change in Control.

               5.6.2 For the purposes of this Section 5.6, a "Change in Control" shall be deemed to have occurred if, (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Convergys; (ii) Convergys shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Convergys, other than affiliates (within the meaning of the Securities Exchange Act of 1934 as in effect on the Effective Date (the "1934 Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (iii) Convergys shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the 1934 Act, shall acquire 20% or more of the outstanding voting securities of Convergys (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the 1934 Act, controls in any manner the election of a majority of the directors of Convergys; (v) or within any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute Convergys' Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the 1934 Act.

               5.6.3  In the event of a Change in Control, the provisions of
Section 5.6 may not be deleted or amended on or subsequent to the Change of Control in any manner whatsoever which would be adverse to one or more Key Employees without the consent of each such Key Employee who would be so affected; provided, however, the Convergys Compensation and Benefits Committee may make minor or administrative changes to Section 5.6 or changes to conform to applicable legal requirements. This Section 5.6.3 shall not limit the Convergys Compensation and Benefits Committee from making any amendment to or deleting all or any portion of Section 5.6 prior to a Change in Control.

                                    SECTION 6
                                    ---------

                           ADMINISTRATION OF THE PLAN
                           --------------------------

         6.1 GENERAL. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

         6.2 EXPENSES. Expenses of administering the Plan shall be shared by each Convergys Entity in such proportions as may be determined by the Committee.

         6.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

         6.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

         6.5 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Company), auditors (including auditors of any Company), physicians, clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.


         6.6 INDEMNIFICATION. Each Convergys Entity shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.


                                   SECTION 7
                                   ---------

                              FUNDING OBLIGATION
                              ------------------


         Except as provided in Section 5.6, no Convergys Entity shall have any obligation to fund, either by the purchase of Convergys Shares or the investment in any account or by any other means, its obligation to Key Employees hereunder. If, however, a Convergys Entity does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall be assets of the Convergys Entity subject to claims against the Convergys Entity, including claims of the Convergys Entity's creditors, to the same extent as are other corporate assets, and the Key Employee shall have no right or claim against the assets so allocated, other than as general creditors of the Convergys Entity.



                                   SECTION 8
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

         The Convergys Compensation and Benefits Committee may, without the consent of any Key Employee or Beneficiary, amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which divests any Key Employee of the right to receive payments under the plan with respect to amount heretofore credited to the Key Employee's Accounts.

                                   SECTION 9
                                   ---------

                          NON-ALIENATION OF BENEFITS
                          --------------------------

         No Key Employee or Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber or dispose of the right to receive the payments required to be made by any Convergys Entity hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to assign or transfer any such payment or the right to receive them, no Convergys Entity shall have any further obligation to make any payments otherwise required of it hereunder.


                                  SECTION 10
                                  ----------

                                 MISCELLANEOUS
                                 -------------

         10.1 DELEGATION. The Committee may delegate to any Convergys Entity, person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee, as the case may be.

         10.2 APPLICABLE LAW. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

         10.3 SEPARABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceabilty shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         10.4 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

         10.5 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

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

                                      CONVERGYS CORPORATION
                                      COMPENSATION AND BENEFITS
                                      COMMITTEE


                                      By:______________________


                                       13